EXHIBIT 99.1

Press Release – For Immediate Release:

Press Contact: Kathleen Barrett
Phone: 603-334-1251
Email: kbarrett@bankprov.com

Provident Bancorp, Inc. Appoints Julienne Cassarino to Board of Directors

Amesbury, MA – February 16, 2024 – Provident Bancorp, Inc. (NASDAQ: PVBC), is pleased to announce the appointment of Julienne Cassarino to its Board of Directors, as well as the Board of Directors of its operating subsidiary, BankProv, a future-ready commercial bank that offers technology-driven banking solutions to its clients. With over two decades of experience as a distinguished bank analyst and investor, Ms. Cassarino brings a wealth of knowledge and expertise to the board.
Ms. Cassarino is the founder of Sycamore Analytics LLC, a business dedicated to providing comprehensive bank analysis and investment advice for private bank investors. Her approach combines rigorous data analysis of company, industry, and economic data with invaluable insights and context. Additionally, she is the co-creator of VirtualBankConference.com, an innovative online platform that facilitates meaningful connections between community banks and investors, particularly those with limited Wall Street coverage.
BankProv President and CEO, Joe Reilly, expressed his enthusiasm for Ms. Cassarino’s appointment, stating, "We are thrilled to welcome Julienne to our Board of Directors. Her extensive experience, strategic insights, and dedication to excellence will undoubtedly enhance our governance and contribute significantly to Provident Bancorp's continued success."
Ms. Cassarino holds an MBA in Finance from the Wharton School, University of Pennsylvania, an MSc in Economics from the London School of Economics, and a BA in Economics from Trinity College. She is a Certified Financial Analyst and an active member of the Hartford Society of Financial Analysts. Beyond her professional achievements, Ms. Cassarino is dedicated to community service, volunteering with professional women’s empowerment organizations and contributing to the Girl Scouts of Connecticut.
Provident Bancorp, Inc. looks forward to benefiting from Ms. Cassarino's valuable contributions as she assumes her role on the Board of Directors.
About BankProv
BankProv is a subsidiary of Provident Bancorp, Inc. (NASDAQ: PVBC). BankProv is a future-ready commercial bank that offers a comprehensive suite of banking products for corporate clients. As a premier Banking-as-a-Service (BaaS) provider specializing in technology-driven banking solutions to niche markets, the Bank seeks to build financially strong and vibrant communities by investing in the success of their clients through understanding and solving their unique business needs. BankProv is a trusted advisor and partner to a wide range of niche, technology-driven industries including renewable energy, fintech and enterprise value lending. Headquartered in Amesbury, Massachusetts, BankProv is the 10th oldest bank in the nation. The Bank insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). To learn more about the organization, visit bankprov.com.
Forward-Looking Statements
This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as, "expects," "subject," "believe," "will," "intends," "may," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date on which they are given). Readers should carefully review the risk factors described in other documents that the Company files from time to time with the Securities and Exchange Commission, including Annual and Quarterly Reports on Forms 10-K and 10-Q, and Current Reports on Form 8-K.